                                                               EXHIBIT 10.28

============================================================================

            SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

                         Dated as of August 6, 2002

                                    Re:

                              MW 1997-1 TRUST

       Synthetic Lease of Envelope and Commercial Printing Equipment

                                     to

                          Mail-Well I Corporation

                                   Among

                          MAIL-WELL I CORPORATION

                                                                      Lessee

                         FLEET CAPITAL CORPORATION

                                                          Arranger and Agent

                            FLEET NATIONAL BANK

                       ORIX FINANCIAL SERVICES, INC.

                      U.S. BANK, NATIONAL ASSOCIATION

                                                Trust Certificate Purchasers

                                    AND

             WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
            not in its individual capacity, except as expressly
                provided herein, but solely as trustee under
                              MW 1997-1 Trust

                                                              Lessor Trustee

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
                                      TABLE OF CONTENTS

SECTION                                     HEADING                                       PAGE
Parties..................................................................................... 1

Recitals.................................................................................... 1

SECTION 1.         COMMITMENTS OF TRUST CERTIFICATE PURCHASERS;
                   PAYMENT BY LESSEE; PAYMENTS BY LESSOR TRUSTEE............................ 2

     Section 1.1   Advances by Trust Certificate Purchasers................................. 2
     Section 1.2   The Closing Date......................................................... 2
     Section 1.3   Expiration of Commitments................................................ 2
     Section 1.4   Several Commitments...................................................... 2
     Section 1.5   Lessee Commitment........................................................ 2
     Section 1.6   Payment by Lessor Trustee................................................ 2

SECTION 2.         INTEREST AND CHANGE IN CIRCUMSTANCES..................................... 3

     Section 2.1   Interest Rate............................................................ 3
     Section 2.2   Computation of Interest.................................................. 3
     Section 2.3   Adverse Determination.................................................... 3
     Section 2.4   Invoicing of Periodic Rent............................................... 3

SECTION 3.         REPRESENTATIONS AND WARRANTIES........................................... 4

     Section 3.1   Warranties and Representations of Wells Fargo Bank Northwest, National
                   Association and the Lessor Trustee....................................... 4
     Section 3.2   Warranties and Representations of the Lessee............................. 6
     Section 3.3   Private Offering......................................................... 9
     Section 3.4   Representations of the Trust Certificate Purchasers; Transfer of Trust
                   Certificates; Participations............................................. 9

SECTION 4.         CLOSING CONDITIONS...................................................... 12

     Section 4.1   Conditions Precedent to Investment on the Closing Date.................. 12
     Section 4.2   [not used].............................................................. 15

SECTION 5.         SPECIAL RIGHTS OF TRUST CERTIFICATE PURCHASERS.......................... 15

SECTION 6.         LESSEE'S INDEMNITIES.................................................... 16

     Section 6.1   General Indemnification................................................. 16
     Section 6.2   Actions, Suits or Proceedings in Respect of Claims...................... 17
     Section 6.3   General Tax Indemnity................................................... 18
     Section 6.4   Indemnity Payments in Addition to Lease Obligations..................... 22
     Section 6.5   Increased Costs, etc.................................................... 22
     Section 6.6   Funding Losses.......................................................... 23

                                      i


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SECTION 7.         INDEMNITIES OF THE LESSOR TRUSTEE AND THE TRUST
                   CERTIFICATE PURCHASERS.................................................. 23

SECTION 8.         CERTAIN INTENTIONS OF THE PARTIES....................................... 23

     Section 8.1   Nature of Transaction................................................... 23
     Section 8.2   Amounts Due Under the Lease............................................. 24

SECTION 9.         THE AGENT............................................................... 25

     Section 9.1   Appointment............................................................. 25
     Section 9.2   Certain Duties.......................................................... 25
     Section 9.3   Terminations, Amendments, Waivers etc.; Unanimous Vote Matters.......... 25
     Section 9.4   Delegation of Duties.................................................... 26
     Section 9.5   Exculpatory Provisions.................................................. 26
     Section 9.6   Reliance by the Agent................................................... 27
     Section 9.7   Notice of Default....................................................... 27
     Section 9.8   Non-Reliance on the Agent and Other Trust Certificate Purchasers........ 28
     Section 9.9   Indemnification......................................................... 28
     Section 9.10  The Agent in Its Individual Capacity.................................... 28
     Section 9.11  Successor Agent......................................................... 29
     Section 9.12  The Agent's Duty of Care................................................ 29

SECTION 10.        MISCELLANEOUS........................................................... 29
     Section 10.1  Amendments.............................................................. 29
     Section 10.2  Notices................................................................. 29
     Section 10.3  Survival................................................................ 30
     Section 10.4  Successors and Assigns.................................................. 30
     Section 10.5  Governing Law........................................................... 30
     Section 10.6  Counterparts............................................................ 30
     Section 10.7  Headings and Table of Contents.......................................... 30
     Section 10.8  Limitations of Liability................................................ 30
     Section 10.9  Transactional Expenses.................................................. 32

Signatures..................................................................................31

                                     ii

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                 ATTACHMENTS TO THE PARTICIPATION AGREEMENT

Schedule I   --  Schedule of Trust Certificate Purchasers;
                 Commitments; Applicable Percentages

Schedule II  --  Description of the Account

Schedule III --  Subsidiaries of the Lessee and Ownership of Subsidiary Stock

Schedule IV  --  Equipment, Sites, Landlords and Mortgages

Annex I      --  Definitions

Exhibit A    --  Form of UCC-3 Financing Statements

                                     iii

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

            SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

     THIS SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT (this "Agreement"), dated as of August 6, 2002, is among MAIL-WELL I CORPORATION, a Delaware corporation (the "Lessee"); FLEET CAPITAL CORPORATION, a Rhode Island corporation, as arranger and as agent for the Trust Certificate Purchasers (the "Agent"); FLEET NATIONAL BANK, a national banking association, ORIX FINANCIAL SERVICES, INC., a New York corporation, and U.S. BANK, NATIONAL ASSOCIATION, a national banking association, as trust certificate purchasers (the "Trust Certificate Purchasers"); and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as trustee (the "Lessor Trustee") under MW 1997-1 Trust created under the Trust Agreement referred to below.

                                  RECITALS:

     A. The capitalized terms used in this Agreement shall have the respective meanings specified in Annex I attached hereto, unless otherwise herein defined or the context hereof shall otherwise require.

     B. The Original Lessor Trustee and the Original Certificate Purchasers entered into the Original Trust Agreement and, pursuant to the authorities and directions contained therein, the Original Lessor Trustee and the Lessee entered into the Original Equipment Lease, providing for the lease of a portion of the Equipment, which was acquired by the Original Lessor Trustee and financed by the Original Certificate Purchasers pursuant to the Original Participation Agreement, and the Original Guarantors, the Lessee, the Original Lessor Trustee and the Original Certificate Purchasers entered into the Original Guaranty Agreement.


     C. The Original Trust Agreement has been amended by the Amended and Restated Trust Agreement, the Original Equipment Lease has been amended by the Amended and Restated Equipment Lease, the Original Participation Agreement has been amended by the Amended and Restated Participation Agreement and the Original Guaranty Agreement has been amended by the Amended and Restated and Guaranty Agreement.

     D. The parties hereto now desire to refinance the Equipment and in connection therewith amend and restate the Amended and Restated
Participation Agreement as hereinafter set forth.

     E.    Concurrently with the execution and delivery of this Agreement,
(i) the Original Lessor Trustee will resign and the Trust Certificate Purchasers will appoint the Lessor Trustee as successor to the Original Lessor Trustee, (ii) the Lessor Trustee and the Trust Certificate Purchasers will enter into the Trust Agreement, (iii) the Lessor Trustee and the Lessee will enter into the Equipment Lease, and (iv) the Guarantors, the Lessee, the Lessor Trustee and the Trust Certificate Purchasers will enter into the Guaranty Agreement.

     NOW, THEREFORE, the parties hereto agree that the Amended and Restated Participation Agreement shall be amended and restated in its entirety to provide as follows.

SECTION 1. COMMITMENTS OF TRUST CERTIFICATE PURCHASERS; PAYMENT BY
           LESSEE; PAYMENTS BY LESSOR TRUSTEE.

     Section 1.1   Advances by Trust Certificate Purchasers.

           (a)     Advances. Subject to the terms and conditions hereof and
     on the basis of the representations and warranties hereinafter set forth, each Trust Certificate Purchaser agrees to advance to the Lessor
     Trustee, on the Closing Date, an amount (an "Advance") equal to its Commitment, against delivery by the Lessor Trustee of Trust
     Certificates in the aggregate principal amount of such Advance and of the series to be purchased by such Trust Certificate Purchaser (set forth opposite such Trust Certificate Purchaser's name on Schedule I
                                                               ----------
     hereto). The Trust Certificates delivered to each Trust Certificate Purchaser on the Closing Date will, unless otherwise requested by a
     Trust Certificate Purchaser, be registered in the manner set forth on
     Schedule I hereto.
     ----------

           (b) Failure to Advance, Etc. If on the Closing Date any Trust Certificate Purchaser shall fail to make the Advance to be made by such Trust Certificate Purchaser on the Closing Date pursuant to Section 1.1(a) or if the conditions to the obligation of any Trust Certificate Purchaser specified in Section 4 have not been fulfilled, the Trust Certificate Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Lessee from its obligations hereunder or to waive any of the Trust Certificate Purchasers' rights against the Lessee.

     Section 1.2 The Closing Date. The Advances to be made by the Trust Certificate Purchasers under Section 1.1(a) shall be made on one date (the "Closing Date"), not later than the expiration of the commitment of the Trust Certificate Purchasers as set forth in Section 1.3, which date shall be the date designated by the Lessee for the refinancing of the Equipment. Each Trust Certificate Purchaser's Advance shall be made available to the Lessor Trustee in the Account no later than 12:00 Noon, Salt Lake City, Utah time on the Closing Date in Federal Reserve or otherwise immediately available funds current in Salt Lake City, Utah.

     Section 1.3 Expiration of Commitments. The commitment of each Trust Certificate Purchaser under Section 1.1(a) shall expire on August 6, 2002.

     Section 1.4 Several Commitments. The obligations hereunder of the Trust Certificate Purchasers shall be several and not joint and no Trust Certificate Purchaser shall be liable or responsible for the acts or defaults of any other Trust Certificate Purchaser.

     Section 1.5 Lessee Commitment. The Lessee agrees to pay to the Lessor Trustee, on the Closing Date, an amount equal to the difference between (a) the aggregate of the Advances, minus the Capitalized Transaction Costs, and
(b) the principal of and accrued interest on the Existing Trust Certificates and all other amounts owed to the Original Lessor Trustee and the Existing Certificate Purchasers under the Existing Operative Agreements.

     Section 1.6 Payment by Lessor Trustee. Lessor Trustee agrees to pay, on the Closing Date, from the amounts received by the Lessor Trustee from the Trust Certificate Purchasers and the Lessee pursuant to this Section 1, (a) to the Original Lessor Trustee and the Existing

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

Certificate Purchasers, the principal of and accrued interest on the Existing Trust Certificates and all other amounts owed to the Original Lessor Trustee and the Existing Certificate Purchasers under the Existing Operative Agreements and (b) to the Persons entitled thereto, the Capitalized Transaction Costs.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

     Section 2.1 Interest Rate. Each Trust Certificate shall bear interest on the Outstanding Certificate Balance for Interest Calculations set forth on Schedule 1-A or Schedule 1-B to the Trust Agreement, as the case may be, for each Interest Period at a rate per annum determined by adding the Applicable Margin for such Interest Period to the Adjusted LIBOR for such Interest Period, provided that if the principal of or interest on any Trust Certificate is not paid when due (whether by lapse of time, acceleration or otherwise) such overdue principal and (to the extent permitted by Applicable
Law) overdue interest shall bear interest, whether before or after judgment, until payment in full thereof at the Overdue Rate. Interest on the Trust Certificates shall be due and payable on the last day of each Interest Period applicable thereto, provided that any payment of interest which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day, unless the result of such extension would be that such payment would be made in another calendar month in which event such payment shall be made on the immediately preceding Business Day, and interest on overdue principal and (to the extent permitted by Applicable
Law) interest shall be due and payable upon demand.

     Section 2.2 Computation of Interest. All interest on the Trust Certificates shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.3 Adverse Determination. Notwithstanding any other provisions of this Agreement or of the Trust Certificates or any other Operative Agreement, if at any time any Trust Certificate Purchaser or Certificate Holder shall in good faith make an Adverse Determination, such Trust Certificate Purchaser or Certificate Holder shall promptly notify the Lessor Trustee and the Lessee thereof and from and after the date specified in such notice the Trust Certificates held by such Trust Certificate Purchaser or Certificate Holder shall bear interest at the Alternate Rate. Any determination made by a Trust Certificate Purchaser or Certificate Holder shall, absent manifest error, be final and conclusive and binding upon all parties.

     Section 2.4 Invoicing of Periodic Rent. Prior to each Interest Period, the Lessor Trustee shall calculate the interest due on the Trust Certificates for such Interest Period and shall promptly give notice to the Lessee and (with respect to the Trust Certificates held by any Certificate Holder) the Certificate Holders as to the amount so calculated. In addition, the Lessor Trustee shall, at least three Business Days before each Scheduled Payment Date, give notice to the Lessee and the Certificate Holders of the amount of Periodic Rent then due. The calculations and notices to be made by the Lessor Trustee pursuant to this Section 2.4 are only for the convenience of the parties hereto; any error made by the Lessor Trustee in the calculation of interest due on the Trust Certificates or in the amount of any installment of Periodic Rent or any failure by the Lessor Trustee to give any notice required by this Section 2.4 shall not affect the amount of interest due on the Trust Certificates, the obligation of the Lessee to make the

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payments of Periodic Rent payable under the Lease or the amount of any such payments of Periodic Rent.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

     Section 3.1 Warranties and Representations of Wells Fargo Bank Northwest, National Association and the Lessor Trustee. The Lessor Trustee warrants and represents to the Lessee and the Trust Certificate Purchasers in its individual capacity, notwithstanding the provisions of Section 10.8 hereof or any similar provision of any other Operative Agreement, that:

           (a)     Wells Fargo Bank Northwest, National Association

                   (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and

                   (ii) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement.

           (b) There are no proceedings pending, or to the knowledge of Wells Fargo Bank Northwest, National Association threatened, and to the knowledge of Wells Fargo Bank Northwest, National Association there is no existing basis for any such proceedings, against or affecting Wells Fargo Bank Northwest, National Association in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Lessor Trust Estate or would call into question the right, power or authority of Wells Fargo Bank Northwest, National Association or the Lessor Trustee to enter into or perform the Lessor Trustee Agreements.

           (c) The Lessor Trust Estate is free and clear of any Lessor's Liens attributable to Wells Fargo Bank Northwest, National Association. Except as contemplated by the Operative Agreements, neither Wells Fargo Bank Northwest, National Association nor the Lessor Trustee has by affirmative act conveyed any interest in the Lessor Trust Estate to any Person.

           (d) Neither the nature of the Lessor Trust Estate, nor any relationship between Wells Fargo Bank Northwest, National Association and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of Trust Certificates or the execution and delivery of the Lessor Trustee Agreements requires a consent, approval or authorization of, or filing, registration or qualification on the part of Wells Fargo Bank Northwest, National Association with, any Federal governmental authority governing the banking and trust powers of Wells Fargo Bank Northwest, National Association or any State of Utah governmental authority in connection with the execution, delivery and performance of the Lessor Trustee Agreements or the offer, issue, sale or delivery of the Trust Certificates.

           (e) This Agreement and the Trust Agreement have been duly authorized by all necessary corporate action on the part of Wells Fargo Bank Northwest, National Association, have been duly executed and delivered by Wells Fargo Bank Northwest,

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     National Association and constitute the valid and binding obligations of Wells Fargo Bank Northwest, National Association, enforceable against Wells Fargo Bank Northwest, National Association in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

           (f) The execution and delivery of this Agreement (to the extent entered into in its individual capacity) and the Trust Agreement and compliance by Wells Fargo Bank Northwest, National Association, in its individual capacity, with all of the provisions thereof do not and will not contravene any law of the United States or the State of Utah affecting the banking or trust powers of Wells Fargo Bank Northwest, National Association or any order of any court or governmental authority or agency applicable to or binding on the banking and trust powers of Wells Fargo Bank Northwest, National Association, or its charter documents or its by-laws, or any indenture, mortgage, contract or other agreement or instrument to which Wells Fargo Bank Northwest, National Association is a party or by which it or any of its property may be bound or affected.

     The Lessor Trustee, in its fiduciary capacity, warrants and represents to the Trust Certificate Purchasers that:

           (a) The Lessor Trustee, as trustee under the Trust Agreement, assuming due authorization, execution and delivery of the Trust Agreement by the Trust Certificate Purchasers, has full right, power and authority under the Trust Agreement to enter into and perform its obligations, as Lessor Trustee, under the Lessor Trustee Agreements other than the Trust Agreement.

           (b) There are no proceedings pending, or to the knowledge of the Lessor Trustee threatened, and to the knowledge of the Lessor Trustee there is no existing basis for any such proceedings, against or affecting the Lessor Trustee or the Lessor Trust in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Lessor Trust Estate or would call into question the right, power and authority of the Lessor Trustee to enter into or perform the Lessor Trustee Agreements.

           (c) Except as contemplated by the Operative Agreements, the Lessor Trustee has not by affirmative act conveyed any interest in the Lessor Trust Estate to any Person.

           (d) The Lessor Trustee is not in violation of any term of any of the Lessor Trustee Agreements.

           (e) Neither the nature of the Lessor Trust Estate, nor any relationship between the Lessor Trustee or the Lessor Trust and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Trust Certificates or the execution and delivery of the Lessor Trustee Agreements is such as to require a consent, approval or authorization of, or filing, registration or qualification on the part of the Lessor Trustee or the Lessor Trust with, any United States or State of Utah governmental authority

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

     governing the banking or trust powers of the Lessor Trustee in connection with the execution, delivery and performance of the Lessor Trustee Agreements or the offer, issue, sale or delivery of the Trust Certificates.

           (f) The Lessor Trustee Agreements (other than the Trust Agreement) are duly authorized by the Trust Agreement, have been duly executed and delivered by the Lessor Trustee and constitute the valid and binding obligations of the Lessor Trustee, enforceable against the Lessor Trustee in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

           (g) The execution and delivery of the Lessor Trustee Agreements and compliance by the Lessor Trustee with all of the provisions thereof do not and will not contravene any United States or State of Utah law or any order of any court or governmental authority or agency applicable to or binding on the banking and trust powers of the Lessor Trustee, or any indenture, mortgage, contract or other agreement or instrument to which the Lessor Trustee is a party or by which it or any of its property may be bound or affected.

           (h) On the Closing Date, the Lessor Trustee shall have good title to the Equipment, free and clear of Liens except Permitted Liens.

     Section 3.2 Warranties and Representations of the Lessee. The Lessee warrants and represents that:

           (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which failure to be so qualified would have a materially adverse effect on its business or the performance of its obligations under the Lessee Agreements, and has full corporate power and authority and all necessary licenses and permits to carry on its present business and operations, to own or lease its Properties and to enter into and perform its obligations under the Lessee Agreements.

           (b) The Lessee Agreements have been duly authorized, executed and delivered by the Lessee and constitute legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the respective terms thereof.

           (c) The execution and delivery of the Lessee Agreements and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law, governmental rule or regulation or any order of any court or governmental authority or agency applicable to or binding on the Lessee or contravene the provisions of, or constitute a default under, or result in the creation (except as contemplated by the Operative Agreements) of any Lien upon the property of the Lessee under, its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or

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

instrument to which the Lessee is a party or by which it or any of its Properties may be bound or affected.

           (d) There are no proceedings pending or, to the knowledge of the Lessee, threatened, and to the knowledge of the Lessee there is no existing basis for any proceedings, against or affecting the Lessee in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might individually or in the aggregate materially and adversely affect the Properties, business, profits or condition (financial or otherwise) of the Lessee or impair the ability of the Lessee to perform its obligations under the Lessee Agreements. The Lessee is not in default under any order of any court or governmental authority or arbitration board or tribunal.

           (e) Neither the nature of the Lessee, or of any of its businesses or Properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution and delivery of the Lessee Agreements, nor the consummation of any of the transactions by the Lessee contemplated by the Lessee Agreements, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Lessee in connection with the execution, delivery and performance of the Lessee Agreements.

           (f) The Lessor Trustee has good title to the Equipment, free and clear of all Liens other than Permitted Liens.

           (g) None of the transactions contemplated by the Operative Agreements (including, without limitation, the making by the Trust Certificate Purchasers of the Advances) will result in a violation of
     Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter
     II. The Lessee does not own or intend to carry or purchase any "margin security" within the meaning of Regulation U, including margin securities originally issued by it. None of the proceeds from the sale of the Trust Certificates will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Exchange Act.

           (h) All filings necessary to establish and perfect the Lessor Trustee's title to and interest in the Equipment as against the Lessee and any third parties have been duly made; the Lease creates in favor of the Lessor, as security for the Lessee's obligations under the Lease, a valid and enforceable first priority security interest in the Equipment, effective as against creditors of and purchasers from the Lessee, securing the payment of all obligations of the Lessee under the Lessee Agreements; and upon filing of the UCC financing statements attached as Exhibit A with the Delaware Secretary of State, the
                 ---------
     security interest in the Equipment created by the Lease will be a perfected first priority security interest in favor of the Lessor Trustee

           (i)     The Equipment is covered by the insurance required by
     Section 13 of the Lease.

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           (j)     No Default or Event of Default has occurred and is
     continuing. The Lessee is not and will not be in violation in any material respect of any term of any charter instrument, by-law or other material agreement or instrument to which it is a party or by which it may be bound. The Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Lessee to perform its obligations under the Lessee Agreements, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

           (k) The execution and delivery of this Agreement and the creation of the Lessor Trust and the issuance and sale of the Trust Certificates under the Operative Agreements will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
     Section 4975 of the Code. The representation by the Lessee in the preceding sentence is made in reliance upon and subject to the accuracy of the representations of the Trust Certificate Purchasers in Section 3.4(b).

           (l) All sales, use, transfer or other taxes payable upon the acquisition by the Lessor Trustee of the Equipment and on the lease of such Equipment to the Lessee have been paid or such transactions are exempt from any such taxes.

           (m) No taxes, fees or other charges are payable in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Trust Certificates.

           (n)     Schedule III is a complete and correct list of the
                   ------------
     Lessee's Subsidiaries, showing, as to each Subsidiary, its correct name, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar outstanding equity interests owned by the Lessee and each other Subsidiary.

           (o) The Lessee's chief executive office and principal place of business, and the place where its records concerning the Equipment and all documents relating thereto are kept, are at 8310 South Valley Highway, Englewood, Douglas County, Colorado.

           (p) The description of the Equipment set forth on Schedule I to Lease Supplement No. 1 is true and correct in all material respects and the legal descriptions of each Site attached to the Uniform Commercial Code fixture filings recorded on the Closing Date or previously recorded are true and correct in all material respects.

           (q) The Trust Certificates are not of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

           (r) Neither the Lessee nor any person acting on its behalf has offered or sold the Trust Certificates by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act; and the Lessee shall not take any action to

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

     cause the resale of the Trust Certificates by the Trust Certificate Purchasers to violate Section 5 of the Act.

           (s) The Lessee has not offered, sold, contracted to sell or otherwise disposed of any securities (as defined in the Act) that are or will be integrated with the sale of the Trust Certificates in a manner that would require registration of the Trust Certificates under the Act.

           (t) The obligations under the Subordinated Debt Documents are subordinate to the Lessee's and Mail-Well's obligations under the Lease and the other Operative Agreements.

           (u)     Except as set forth on Schedule IV, the Lessee is the
                                          -----------
     sole owner of each Site, and its interest in each Site is not subject to any Lien other than the Liens set forth on Schedule IV and the Liens
                                                   -----------
     securing the Credit Agreement. Schedule IV accurately lists each Item
                                    -----------
     of Equipment and its Site, as well as the owner of the Site (if not owned by the Lessee) and any mortgagee of the Site.

     Section 3.3   Private Offering.

           (a) The Lessee warrants and represents to the Lessor Trustee and the Trust Certificate Purchasers that neither any Guarantor, the Lessee nor Fleet Capital Corporation (the only Person authorized or employed by the Lessee or the Guarantors as agent, broker, dealer or otherwise in connection with the offering of the Trust Certificates or any similar Security) has offered any of the Trust Certificates or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Trust Certificate Purchasers and other institutional investors, each of which was offered a portion of the Trust Certificates at private sale for investment and each of which the Lessee or such agent had reasonable grounds to believe and did believe, and as to the Trust Certificate Purchasers after reasonable inquiry does believe, has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Trust Certificates.

           (b) Each of the Lessor Trustee and the Lessee agrees as to itself that neither it nor anyone acting on the behalf of it will offer the Trust Certificates or any part thereof or any similar Security for issue or sale to, or solicit any offer to acquire any of the Trust Certificates from, anyone so as to bring the offering of the Equipment or the issuance and sale of the Trust Certificates within the provisions of Section 5 of the Act.

     Section 3.4 Representations of the Trust Certificate Purchasers; Transfer of Trust Certificates; Participations.

           (a) Purchase for Investment. Each Trust Certificate Purchaser represents to each other Trust Certificate Purchaser, the Lessor Trustee and the Lessee that either:

                   (i) it is purchasing the Trust Certificates to be purchased by it on the Closing Date for its own account, for investment and with no present intention of distributing or reselling such Trust Certificates or any part thereof, but without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Trust Certificates under a registration under the Act, or under an exemption from registration available under the Act; provided that the disposition of its Trust Certificates shall at all times be within its control; or

                   (ii) it proposes to offer its Trust Certificates for resale upon the terms set forth herein and hereby represents and warrants to, and agrees with, the Lessee and the other Trust Certificate Purchasers as follows:

                          (A)    It will offer or sell the Trust
                   Certificates only to (1) persons it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A or (2) persons it reasonably believes are institutional "accredited investors" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Act.

                          (B) It will not offer or sell any of the Trust Certificates in any jurisdiction except under circumstances that will result in compliance with the Applicable Laws thereof, and that it will take whatever action is required to permit its resale of the Trust Certificates. It understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose.

                          (C) It has not offered or sold and will not offer or sell the Trust Certificates by any form of general solicitation or general advertising, including, but not limited to, the methods described in Rule 502(c) under the Act.

           (b) Source of Funds. Each Trust Certificate Purchaser represents to each other Trust Certificate Purchaser, the Lessor Trustee and the Lessee that at least one of the following statements is an accurate representation as to the source of funds (the "Source") it will use to make its Advance:

                   (i) if it is an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any Employee Benefit Plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                   (ii) the Source is either (A) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or
           (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991), and no Employee Benefit Plan or group of Employee Benefit Plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (iii) the Source is an "investment fund" managed by a "qualified professional asset manager," or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that neither the Lessee nor any "affiliate" of the Lessee (as defined in Section V(c) of PTE 84-14) has at this time, or during the immediately preceding one year has exercised, the authority to appoint or terminate said QPAM as manager of the assets of any plan whose assets are included in such investment fund or to negotiate the terms of said QPAM's management agreement on behalf of any such plan; or

                   (iv)   the Source is a governmental plan; or

                   (v) the Source does not include assets of any Employee Benefit Plan, other than a plan exempt from the coverage of ERISA.

           (c) Reaffirmation on the Closing Date. The advance of funds by a Trust Certificate Purchaser on the Closing Date shall constitute its reaffirmation of its representations set forth in this Section 3.4 as of the Closing Date.

           (d) Transfer of Trust Certificates. Upon the transfer by any Certificate Holder of any Trust Certificate or a participation therein, the transferee shall be deemed by its acceptance of such Trust Certificate to have made the same representation to the Lessor Trustee, the other Certificate Holders and the Lessee regarding the purchase of such Trust Certificate as the original Trust Certificate Purchasers made pursuant to Section 3.4(b).

           (e) Participations. Each Trust Certificate Purchaser may sell, transfer, grant or assign participations in all or any part of such Trust Certificate Purchaser's interests and obligations hereunder; provided that (i) such selling Trust Certificate Purchaser shall remain a "Trust Certificate Purchaser" or "Certificate Holder," as the case may be, for all purposes under the Operative Agreements (its obligations under the Operative Agreements remaining unchanged), and the participant shall not constitute a Trust Certificate Purchaser or a Certificate Holder, as the case may be, hereunder, (ii) no participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Agreements except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on the Trust Certificates in which the participant is participating, (B) postpone the date fixed for any payment of principal of or interest on the Trust Certificates in which the participant is participating or the date fixed for payment of the closing fee payable pursuant to Section 4.1(o) to the extent the participant is participating therein, or (C) release, in whole or in part, the Liens of the Lessor Trustee in the Equipment (except as expressly provided in the Operative Agreements) or terminate, in whole or in part, the Guaranty Agreement or modify the obligations guaranteed thereunder, or the unconditional nature of the guaranty thereof, to the extent the participant is participating therein, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) written notice of each such participation is given to the Lessee. In the case of any participation, the participant shall not have any rights under the Operative Agreements (the participant's rights against the selling Trust Certificate Purchaser in respect of such participation to be those set forth in the participation agreement with such Trust Certificate Purchaser creating such participation) and all amounts payable by the Lessee hereunder shall be determined as if such Trust Certificate Purchaser had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 6 on the same basis as if it were a Trust Certificate Purchaser (but only to the extent that such Trust Certificate Purchaser would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). The Lessee shall not be responsible for any costs or expenses incurred by any Trust Certificate Purchaser in connection with a sale, transfer, grant or assignment of participations pursuant to this clause (e) of Section 3.4.

SECTION 4. CLOSING CONDITIONS.

     Section 4.1 Conditions Precedent to Investment on the Closing Date. The obligations of each Trust Certificate Purchaser to make its Advances pursuant hereto on the Closing Date and of the Lessor Trustee to refinance the Equipment shall be subject to the following conditions.

           (a) Execution of Operative Agreements. On or before the Closing Date, the following documents shall have been duly executed and delivered by the parties thereto (and copies thereof shall have been provided to the Agent) and shall be in full force and effect, and no default shall exist in the performance by any party thereto (other than such Trust Certificate Purchaser) of any of its obligations thereunder:

                   (i)    the Lease;

                   (ii)   Lease Supplement No. 1;

                   (iii)  the Trust Agreement; and

                   (iv)   the Guaranty Agreement.

           (b) Title. On the Closing Date, (i) the Lessor Trustee shall have good title to the Equipment, free and clear of Liens, except Permitted Liens; and (ii) the Trust Certificate Purchasers shall have received evidence satisfactory to them with respect to the matters covered by this Section 4.1(b).

           (c) Filings. On or before the Closing Date, all filings and other actions shall have been made and taken as are deemed necessary or appropriate by the Agent or any Trust Certificate Purchaser in order to
     (i) perfect the Lessor Trustee's title to and interest in the Equipment as against the Lessee and any third parties, and (ii) perfect the lien and security interest of the Lessor Trustee under the Lease in the Equipment as against creditors of and purchasers from the Lessee.

           (d) Officers' Certificates and Proceedings of the Guaranty Parties. The Agent shall have received (i) a certificate of the secretary or assistant secretary of each Guaranty

     Party, dated the Closing Date and in form and substance satisfactory to the Agent, attaching and certifying as to (A) the resolutions of its board of directors authorizing its execution, delivery and performance of Operative Agreement to which it is or will be a party, (B) its articles of incorporation or certificate of formation, certified as of a recent date by the secretary of state of its state of incorporation or formation, and its by-laws, operating agreement or partnership agreement, and (C) the incumbency and signature of persons authorized to execute and deliver any Operative Agreement on its behalf, and (ii) a good standing certificate (or local equivalent) for each Guaranty Party from the jurisdictions where it is incorporated or was formed and where its principal place of business is located.

           (e) Officer's Certificate and Proceedings of the Lessor Trustee. The Agent shall have received a certificate of the secretary or assistant secretary of Wells Fargo Bank Northwest, National Association, dated the Closing Date and in form and substance satisfactory to the Agent, attaching and certifying as to (i) its articles of association and by-laws, and (ii) the incumbency and signature of persons authorized to execute and deliver any Lessor Trust Agreement on its behalf. The Agent shall also have received an Officers' Certificate of Wells Fargo Bank Northwest, National Association, dated the Closing Date authorizing its execution, delivery and performance of the Lessor Trust Agreements.

           (f) Consents under Other Obligations. All approvals and consents of any trustee or holders of any indebtedness or obligations of the Lessee which in the opinion of the Agent or any Trust Certificate Purchaser are required in connection with any of the transactions contemplated by this Agreement, shall have been duly obtained, and copies thereof, in form and substance satisfactory to such special counsel, certified by the Secretary or an Assistant Secretary of the Lessee, shall have been delivered to the Lessor Trustee.

           (g) Opinions of Counsel. On the Closing Date, (i) the Lessor Trustee, the Trust Certificate Purchasers and the Agent shall have received the favorable written opinion of Rothgerber Johnson & Lyons LLP, counsel for the Lessee and the Guarantors, in form and substance satisfactory to the Trust Certificate Purchasers and the Agent, and including matters such as the enforceability of the Lessee Agreements against the Lessee and the creation and perfection of security interests granted by the Lessee, and (ii) the Agent and the Trust Certificate Purchasers shall have received the favorable written opinion of Ray, Quinney & Nebeker, counsel for the Lessor Trustee, in form and substance satisfactory to the Agent and the Trust Certificate Purchasers.

           (h) Evidence of Insurance. On or before the Closing Date, the Agent shall have received a favorable letter from the Lessee's insurance broker and certificates of insurance required pursuant to
     Section 13.3 of the Lease and such other evidence of the maintenance of the insurance required pursuant to Section 13 of the Lease as it or any Trust Certificate Purchaser requests.

           (i) Related Transactions. Each of the other Trust Certificate Purchasers shall have made the Advance to be made by it on the Closing Date and the Lessee shall have made the payment specified in Section 1.5.

           (j) Trust Certificates. The Lessor Trustee shall have made the payments specified in Section 1.6 and shall have issued the Trust Certificates evidencing the Advances made by the Trust Certificate Purchasers on the Closing Date.

           (k) Notice of Closing. The Agent and the Trust Certificate Purchasers shall have received, prior to the Closing Date, a notice covering the Equipment to be refinanced on the Closing Date. The aggregate of the Advances to be made by the Trust Certificate Purchasers, which Advances shall not exceed the aggregate of their Commitments, and the wire instructions for their Advances, as well as the amount owed to the Original Lessor Trustee to pay the Existing Trust Certificates in full, shall be set forth in such notice.

           (l) Appraisal. At least three Business Days prior to the Closing Date, the Lessor Trustee, the Agent and the Trust Certificate Purchasers shall have received the Appraisal, in form and substance satisfactory to the Agent and the Trust Certificate Purchasers, showing the current fair market value of the Equipment and the estimated future fair market value of the Equipment at the end of the Lease Term.

           (m) Governmental Approvals. All necessary approvals of any Governmental Authority required by any Requirement of Law for the purpose of authorizing the Lessor Trustee to enter into the transactions contemplated by the Operative Agreements shall have been obtained or made and be in full force and effect.

           (n) Legal Investment. The Trust Certificates shall on the Closing Date qualify as a legal investment for such Trust Certificate Purchaser under any laws regulating investments to which it may be subject.

           (o)     [not used]

           (p) UCC Searches. On or before the Closing Date, the Agent shall have received such Uniform Commercial Code searches with respect to the Equipment as it reasonably requests.

           (q) Landlord Waivers, Etc. On or prior to the Closing Date, the Lessee shall deliver or cause to be delivered to the Lessor Trustee the following:

                   (i) an original Landlord Waiver executed by the owner (if not the Lessee) of each Site and any mortgagees (except as provided in Section 5.4 of the Guaranty) of any Site;

                   (ii) a release of the Equipment and the Additional Collateral from the Liens securing the Credit Agreement, in form and substance satisfactory to the Agent and each Trust
           Certificate Purchaser; and

                   (iii) original Uniform Commercial Code termination statements, in form and substance satisfactory to the Agent, of each Uniform Commercial Code financing statement filed with respect to the Equipment (other than UCC financing statements filed pursuant to the Operative Agreements or the Existing Operative Agreements) and reflected in the Uniform Commercial Code searches received by the Agent in accordance with Section 4.1(p).

           (r) Existing Trust Certificates. The Agent shall have received satisfactory evidence that the Existing Trust Certificates have been surrendered by the Existing Certificate Purchasers to the Original Lessor Trustee.

           (s) Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to the Agent and each Trust Certificate Purchaser, and the Agent and each Trust Certificate Purchaser shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance satisfactory to them.

     Section 4.2   [not used]

SECTION 5. SPECIAL RIGHTS OF TRUST CERTIFICATE PURCHASERS.

     Notwithstanding any provision to the contrary in this Agreement, the Trust Agreement or any Trust Certificate relating to the manner and place of payment, all amounts payable to each Trust Certificate Purchaser with respect to any Trust Certificate held by such Trust Certificate Purchaser or a nominee for such Trust Certificate Purchaser shall be paid by the Lessor Trustee to such Trust Certificate Purchaser (without any presentment thereof and without any notation of such payment being made thereon) by check, duly mailed, by first class mail, postage prepaid, or delivered to such Trust Certificate Purchaser at the address for payments for such Trust Certificate Purchaser appearing on Schedule I hereto or, if wire transfer to a bank
                       ----------
account is designated for such Trust Certificate Purchaser on Schedule I
                                                              ----------
hereto or in a written notice from such Trust Certificate Purchaser to the Lessor Trustee, by wire transfer of immediately available Federal Reserve funds to the bank so designated for credit to the account and marked for attention as so designated, provided that such bank has facilities for the receipt of a wire transfer, or in such other manner or to such other address in the United States as may be designated by such Trust Certificate Purchaser in a written notice from such Trust Certificate Purchaser to the Lessor Trustee. In the case of any wire transfer, the Lessor Trustee will transfer or cause to be transferred not later than 12:00 noon, Salt Lake City, Utah time, on each date any payment or prepayment of principal or interest on the Trust Certificate is due, provided funds therefor have been received by the Lessor Trustee in cash or in immediately available funds by 10:00 A.M., Salt Lake City, Utah time, on such date or if not so received promptly upon receipt. Each Trust Certificate Purchaser agrees that if such Trust Certificate Purchaser shall sell or transfer any Trust Certificate, such Trust Certificate Purchaser will notify the Lessee and the Lessor Trustee within 30 days after the sale or transfer of the name and address of the purchaser or transferee and such Trust Certificate Purchaser will, prior to the delivery of such Trust Certificate, make a notation on such Trust Certificate of the date to which interest has been paid thereon and of the amount of any payments or prepayments made on account of the principal thereof.

SECTION 6. LESSEE'S INDEMNITIES.

     Section 6.1 General Indemnification. The Lessee agrees whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, and save and keep harmless each Indemnified Party, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnified Party (whether because of action or omission by such Indemnified Party or otherwise), whether or not such Indemnified Party shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

           (a) any of the Operative Agreements or any of the transactions contemplated thereby, and any amendment, restatement, modification or waiver in respect thereof;

           (b)     the Equipment or any part thereof or interest therein;

           (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including without limitation, any sale pursuant to Section 16.2(f) or Section 18 of the Lease), return or other disposition of all or any part or any interest in the Equipment or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any matter affecting title to the Equipment,
     (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Equipment or any part thereof and (v) any Claim for patent, trademark or copyright infringement;

           (d) the breach by the Lessee or any Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Agreement or any certificate required to be delivered by any Operative Agreement;

           (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Agreement or any other Operative Agreement;

           (f) the existence of any Lien on or with respect to the Equipment, any Periodic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use or repair of the Equipment, except Lessor Liens; or

           (g) subject to the accuracy of any Trust Certificate Purchaser's representation set forth in Section 3.4, as to such Trust Certificate Purchaser, the transactions contemplated by the Lease or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code.

The Lessee shall not be required to indemnify any Indemnified Party under this Section 6.1 for any of the following: (a) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Party (it being understood that the Lessee shall be required to indemnify an Indemnified Party even if the ordinary (but not gross) negligence of such Indemnified Party caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnified Party set forth in any Operative Agreement, (b) any Claim resulting from Lessor's Liens which the Lessor Trustee or any Certificate Holder is responsible for discharging under the Operative Agreements, (c) any Claim arising from a breach or alleged breach by the Certificate Holders of any agreement entered into in connection with the assignment or participation of any Trust Certificate, or (d) any Claim arising in respect to the Equipment in the period after the Lessee ceases to lease the Equipment from the Lessor Trustee under the Lease, provided that the facts supporting such Claim occur after such period.

     It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Agreement. Without limiting the express rights of any Indemnified Party under this Section 6.1, this Section 6.1 shall be construed as an indemnity only and not a guaranty of residual value of the Equipment or as a guaranty of the Trust Certificates.

     Section 6.2 Actions, Suits or Proceedings in Respect of Claims. In case any action, suit or proceeding shall be brought against any Indemnified Party, such Indemnified Party shall notify the Lessee of the commencement thereof (provided that failure to so notify the Lessee shall not alter such Indemnified Party's rights under Section 6.1 and this Section 6.2 except to the extent such failure effectively precludes or materially adversely affects the ability to conduct a defense of any Claims), and the Lessee shall be entitled, at the Lessee's expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof acting through counsel reasonably acceptable to the Indemnified Party; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnified Party in respect of such action, suit or proceeding, and the Lessee shall keep such Indemnified Party fully apprised of the status of such action, suit or proceeding and shall provide such Indemnified Party with all information with respect to such action, suit or proceeding as such Indemnified Party shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (a) in the reasonable opinion of such Indemnified Party,
(i) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnified Parties in respect to such risk or (ii) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (b) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnified Party have been unable to sever from the indemnified Claim(s), or (c) an Event of Default has occurred and is continuing. The Indemnified Party will join in the Lessee's efforts to sever any action described in clause (b) of the preceding sentence. The Indemnified Party may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 6.1 without prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnified Party.

     No Indemnified Party shall enter into any settlement or other compromise with respect to any Claim for which it is entitled to be indemnified under Section 6.1 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnified Party waives its right to be indemnified under Section 6.1 with respect to such Claim.

     Each Indemnified Party shall at the expense of the Lessee supply the Lessee with such information and documents, in such Indemnified Party's possession (but not tax returns, documentation related thereto or in violation of a privilege or duty of confidentiality), reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 6.1.

     Upon payment in full of any Claim by the Lessee pursuant to Section 6.1 to or on behalf of an Indemnified Party, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnified Party at its own expense), and such Indemnified Party shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnified Party pursuant to Section 6.1 shall be paid to such Indemnified Party promptly upon receipt of a written demand therefor from such Indemnified Party, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

     Section 6.3   General Tax Indemnity.

           (a) Indemnification. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Equipment and all Indemnified Parties from, and hold them harmless against, all Impositions on an After Tax Basis.

           (b) Contests. If any claim shall be made against any Indemnified Party or if any proceeding shall be commenced against any Indemnified Party (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 6.3, or if any Indemnified Party shall determine that any Imposition with respect to which the Lessee may have an indemnity obligation pursuant to this Section 6.3 may be payable, such Indemnified Party shall promptly notify the Lessee in writing (provided that failure to so notify the Lessee shall not alter such Indemnified Party's rights under this Section 6.3 except to the extent such failure effectively precludes or materially adversely affects the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Indemnified Party shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnified Party shall in such notice to the Lessee, so inform the Lessee and such Indemnified Party shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless such Indemnified Party shall be required by law or regulation to take action prior to the end of such 10-day period.

     The Lessee shall be entitled for a period of 30 days from receipt of such notice from such Indemnified Party (or such shorter period as such Indemnified Party has notified the Lessee is required by law or regulation for such Indemnified Party to commence such contest), to request in writing that such Indemnified Party contest in good faith the imposition of such Tax, at the Lessee's expense. If (a) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Indemnified Party for which the Lessee has not agreed to indemnify such Indemnified Party, (b) such contest must be pursued in the name of such Indemnified Party, but can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Party for which the Lessee has not agreed to indemnify such Indemnified Party or (c) such Indemnified Party so requests, then the Lessee shall be permitted to control the contest of such claim, acting through counsel reasonably acceptable to the Indemnified Party, provided that in the case of a contest described in clause (b), if such Indemnified Party determines reasonably and in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of such Indemnified Party and provides a written explanation to the Lessee of such determination, such Indemnified Party may elect to control or reassert control of the contest, and provided that by taking control of the contest, the Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses (a) and (b) above, each Indemnified Party shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, such Indemnified Party shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Indemnified Party be required to contest) any claim, (a) if such Indemnified Party provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment or any part thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnified Party in respect to such risk, (b) if a Default or an Event of Default has occurred and is continuing, (c) unless the Lessee shall have provided to such Indemnified Party an opinion of counsel reasonably acceptable to such Indemnified Party to the effect that such contest will, more likely than not, be successful, and unless the Lessee shall have agreed to pay and shall pay, to such Indemnified Party on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnified Party actually

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

incurs in connection with contesting such Imposition including all reasonable in-house and outside legal, accounting, administrative and investigatory fees and disbursements, or (d) unless the Lessee makes full payment of the Tax prior to the contest. In addition for Indemnified Party controlled contests and claims contested in the name of such Indemnified Party in a public forum, no contest shall be required: (a) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving any or all such Indemnified Parties with respect to any period for which the Lessee may be liable to pay an indemnity under this Section 6.3(b)) exceeds $250,000 and (b) unless, if requested by such Indemnified Party, the Lessee shall have provided to such Indemnified Party an opinion of counsel selected by the Lessee (which counsel must be reasonably acceptable to such Indemnified Party) (except, in the case of income Taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Indemnified Party and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim (or, in the case of an appeal of any adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail). In no event shall an Indemnified Party be required to appeal an adverse judicial determination to the United States Supreme Court.

     The party controlling the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions are to be taken shall be made by the controlling party in its sole judgment, provided, however, that if such Indemnified Party is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Indemnified Party rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Indemnified Party with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) and reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

     Each Indemnified Party shall, at the Lessee's expense, supply the Lessee with such information and documents, in such Indemnified Party's possession (but not tax returns, documentation related thereto or in violation of a privilege or duty of confidentiality), reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 6.3(b). Notwithstanding anything in this Section 6.3(b) to the contrary, no Indemnified Party shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim for which it may be entitled to be indemnified under this Section 6.3 (and with respect to which contest is required under this Section 6.3(b)) without the prior written consent of the Lessee, unless such Indemnified Party waives its right to be indemnified under this Section 6.3 with respect to such claim.

     Notwithstanding anything contained herein to the contrary, an Indemnified Party will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Indemnified Party shall waive its right to indemnification

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

under this Section 6.3 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

           (c)     [not used]

           (d)     Payments. Any Imposition indemnifiable under this Section
     6.3 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnified Party pursuant to this
     Section 6.3 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnified Party accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 6.3 shall be made directly to such Indemnified Party entitled thereto or to the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in Schedule I hereto or
                                                    ----------
     beneath its signature below, as the case may be. Upon the request of any Indemnified Party with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Indemnified Party the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnified Party.

           (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 6.3 and of which the Lessee has knowledge, the Lessee shall promptly notify such Indemnified Party of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise required by such Indemnified Party) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Indemnified Party or such Indemnified Party otherwise requests that such report, return or statement be filed in its name (if allowed under Applicable Law), prepare and finish such statement for filing by such Indemnified Party in such manner as shall be satisfactory to such Indemnified Party and send the same to such Indemnified Party for filing no later than 15 days prior to the due date therefor. In any case in which such Indemnified Party will file any such report, return or statement, the Lessee shall, upon written request of such Indemnified Party, provide such Indemnified Party with such information as is reasonably necessary to allow such Indemnified Party to file such report, return or statement.

           (f) Tax Ownership. Each Indemnified Party represents and warrants that it will not, prior to the termination of the Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Equipment for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that it is the intention of all parties to this transaction that the Lessee is and will remain the owner of the Equipment for such income tax purposes until the termination of the Lease.

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

     Section 6.4 Indemnity Payments in Addition to Lease Obligations. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Section 6 are separate from, in addition to, and do not reduce, the Lessee's obligation to pay any amounts owing from time to time under the Lease.

     Section 6.5 Increased Costs, etc. If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Certificate Holder, or compliance by any Certificate Holder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made after the Closing Date (or, if later, the date on which such Certificate Holder becomes a Certificate Holder):

           (a) shall subject such Certificate Holder or the Trust Certificates to any tax of any kind whatsoever with respect to any Advance made, continued or maintained by it or its obligation to make, continue or maintain Advances, or shall change the basis of taxation of payments to such Certificate Holder in respect thereof (except for any changes in taxes measured by or imposed upon the overall gross or net income, franchise or other taxes (imposed in lieu of such net income tax), of such Certificate Holder or its applicable lending office or branch); or

           (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Trust Certificates, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Certificate Holder which is not otherwise already included in the determination hereunder of the interest rate applicable to the Trust Certificates held by such Certificate Holder; or

           (c) shall change the basis of taxation of payments of principal and interest due from the Lessee to such Certificate Holder hereunder or under the Trust Certificates (other than by a change in taxation of the overall gross or net income of such Certificate Holder); or

           (d) shall impose on such Certificate Holder any other condition (excluding any Tax of any kind) affecting its Advances or its obligation to make Advances;

and the result of any of the foregoing is to increase the cost to such Certificate Holder of making, continuing or maintaining any Advance hereunder or to reduce any amount receivable by such Certificate Holder in respect thereof, then, in any such case, upon notice to the Lessee from such Certificate Holder, through the Lessor Trustee, in accordance herewith, the Lessee shall pay such Certificate Holder, on an After Tax Basis, any additional amounts necessary to compensate such Certificate Holder for such increased cost or reduced amount receivable. All payments required by this
Section 6.5 shall be made by the Lessee within fifteen Business Days after demand by the affected Certificate Holder. If any Certificate Holder makes a claim for compensation, it shall provide to the Lessee a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined. This covenant shall survive the termination of this Agreement and the payment of the Trust Certificates and all other amounts payable hereunder.

     Section 6.6 Funding Losses. The Lessee agrees to indemnify each Indemnified Party and to hold each Indemnified Party harmless, on an After Tax Basis, from any loss or expense which such Indemnified Party may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) failure of the Closing Date to occur as scheduled, (b) default by the Lessee in making any payment or performing any other Obligation in accordance with the provisions of the Lease, or (c) the making of a payment or prepayment of Trust Certificates on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement or any other Operative Agreement and the payment of the Trust Certificates and all other amounts payable under the Operative Agreements.

SECTION 7. INDEMNITIES OF THE LESSOR TRUSTEE AND THE TRUST CERTIFICATE
           PURCHASERS.

     Each of Wells Fargo Bank Northwest, National Association and the Trust Certificate Purchasers (referred to in this Section as the "Indemnitors") hereby severally agrees for the benefit of each other Indemnitor (referred to in this Section as the "Indemnitees") that at all times the Lessor Trust Estate shall be free of any Lessor's Liens attributable to such Indemnitor and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lessor's Lien, provided that no such Lessor's Lien need be discharged so long as it is being contested by a Permitted Contest. Each Indemnitor further agrees to indemnify and hold harmless the Indemnitees from and against any costs or expenses (including reasonable legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lessor's Lien.

     Each Indemnitor hereby agrees for the benefit of the Lessee that at all times the Equipment shall be free of any Lessor's Lien attributable to such Indemnitor which impairs the right, title or interest of the Lessee under the Lease and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lessor's Lien, provided that no such Lessor's Lien need be discharged so long as it is being contested by a Permitted Contest; and such Indemnitor further agrees to indemnify and hold harmless the Lessee from and against any costs or expenses (including reasonable legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lessor's Lien which impairs the right, title or interest of the Lessee under the Lease.

     The agreements of Wells Fargo Bank Northwest, National Association in this Section 7 are made in its individual capacity and not as Lessor Trustee.

SECTION 8. CERTAIN INTENTIONS OF THE PARTIES.

     Section 8.1   Nature of Transaction.

           (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor Trust will be treated as the owner and the lessor of the Equipment and the Lessee will be treated as the lessee of the Equipment and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

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

                   (i) the Lease will be treated as a financing arrangement,

                   (ii) the Certificate Holders will be deemed lenders making loans to the Lessee in an amount equal to the principal amount of the Trust Certificates from time to time outstanding, which loans are secured by the Equipment, and

                   (iii) the Lessee will be treated as the owner of the Equipment and will be entitled to all tax benefits ordinarily available to an owner of equipment like the Equipment for tax purposes.

Nevertheless, the Lessee acknowledges and agrees that neither the Trust Certificate Purchasers nor any of the Certificate Holders has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Agreements and that the Lessee has obtained and relied upon its own tax, accounting and legal advisers concerning the Operative Agreements as it has deemed appropriate.

           (b)     Specifically, without limiting the generality of clause
     (a) of this Section 8.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, any Guarantor, the Lessor Trust, the Lessor Trustee or the Certificate Holders or any collection actions, the transactions evidenced by the Operative Agreements shall be regarded as loans made by the Certificate Holders as unrelated third party lenders of the Lessee.


     Section 8.2 Amounts Due Under the Lease. Anything herein or elsewhere in the Operative Agreements to the contrary notwithstanding, it is the intention of the Lessee and the Trust Certificate Purchasers that except for unindemnified taxes and other amounts: (a) the amount and timing of installments of Periodic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as mandatory prepayments pursuant to Section 6.2(b) of the Trust Agreement and as interest on the Trust Certificates on each Scheduled Payment Date; (b) if the Lessee becomes obligated to purchase the Equipment under the Lease (including, but not limited to, Section 18.1 thereof), the unpaid principal of and interest on the Trust Certificates and all other obligations of the Lessee owing to the Trust Certificate Purchasers and the Lessor Trustee shall be due and payable in full by the Lessee on the date set forth in the Lease; (c) if the Lessee shall sell the Equipment pursuant to Section 18.3 of the Lease, the Lessee shall be required to pay to the Lessor Trustee the proceeds of the sale of the Equipment, any other amounts due under Section 18.4 of the Lease (which aggregate amounts may be less than the Lease Balance, with any amount in excess of the Lease Balance being payable to the Lessee except as otherwise provided in the last sentence of
Section 18.4 of the Lease) plus all other amounts then due from the Lessee to the Lessor Trustee and the Trust Certificate Purchasers under the Operative Agreements; (d) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Equipment under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Lessee to the Lessor Trustee and the Trust Certificate Purchasers under the Operative Agreements. Nothing in

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

this Section 8.2 is intended to limit the Obligations that survive the expiration or earlier termination of the Lease Term.

SECTION 9. THE AGENT.

     Section 9.1 Appointment. Each Trust Certificate Purchaser irrevocably designates and appoints the Agent as its agent under this Agreement and the other Operative Agreements and irrevocably authorizes the Agent to take such action on its behalf under this Agreement and the other Operative Agreements, and to exercise the powers, make the decisions and perform the duties expressly delegated to the Agent by the terms of this Agreement and the other Operative Agreements, together with any other powers reasonably incidental to any powers so delegated. Without limiting the generality of the foregoing sentence, each of the Trust Certificate Purchasers directs the Agent to exercise such powers, make such decisions and perform such duties without being required to obtain any specific consent with respect thereto from any Trust Certificate Purchaser, unless the matter under consideration requires the consent of the Majority Certificate Holders or all Certificate Holders. The Agent has no duties or responsibilities, except those expressly set forth in this Agreement or the other Operative Agreements, no fiduciary relationship with any Trust Certificate Purchaser, and no covenants, functions, responsibilities, duties, obligations or liabilities may be implied from this Agreement or any other Operative Agreement or otherwise exist against the Agent.

     Section 9.2 Certain Duties. The Trust Certificate Purchasers acknowledge, agree and direct that the rights and remedies of the Trust Certificate Purchasers shall be exercised by the Agent on behalf of the Trust Certificate Purchasers as directed from time to time by the Majority Certificate Holders or, pursuant to Section 9.3, all Certificate Holders, as the case may be. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor Trustee and to take such other action under the Operative Agreements on behalf of the Lessor Trustee as the Agent shall determine in its reasonable discretion from time to time. Further, the Agent shall be entitled to take such action on behalf of the Lessor Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The Lessor Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to the Equipment in each case as directed in writing by the Agent; provided, however, that notwithstanding the foregoing, the Lessor Trustee, the Agent and the Trust Certificate Purchasers each acknowledge, covenant and agree that neither the Lessor Trustee nor the Agent shall act or refrain from acting regarding any matter requiring the consent of the Majority Certificate Holders or all Certificate Holders, until such party has received such consent.

     Section 9.3   Terminations, Amendments, Waivers etc.; Unanimous Vote
Matters.

           (a) Except as otherwise provided in Section 8.4(b) of the Guaranty or in Section 9.3(b), each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to Section 7 of the Trust Agreement regarding termination of the Trust Agreement, the Majority Certificate Holders and (to the extent such Person is a party to such Operative

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

     Agreement) the Lessee and each Guarantor; provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Certificate Holders shall not amend, supplement, waive or modify any provision of any Operative Agreement to which the Lessee or any Guarantor is not a party in such a manner as to adversely affect its rights without its prior written consent (not to be unreasonably withheld or delayed). Each agreement related to the transactions contemplated by the Operative Agreements which is not an Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the parties thereto and (without the consent of any other Person, except in the case of matters requiring consent of the Majority Certificate Holders or Unanimous Vote Matters) the Agent. In addition, the Unanimous Vote Matters shall require the consent of each Trust Certificate Purchaser affected by such matter.

           (b) Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Trust Certificate Purchaser (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Certificate, extend the scheduled date of maturity of any Certificate, extend the scheduled Expiration Date, extend any payment date of any Certificate, reduce the stated rate of interest payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates), modify the priority of any Lien in favor of the Agent under any Operative Agreement, subordinate any obligation owed to any Trust Certificate Purchaser, elect to decline the funding of any transactional expense with respect to Section 10.9, elect to decline the funding of any indemnity payment or increase the amount or extend the expiration date of any Commitment; or (ii) terminate, amend, supplement, waive or modify any provision of this Section 9 or reduce the percentages specified in the definition of Majority Certificate Holders, or consent to the assignment or transfer by the Lessor Trustee of any of its rights and obligations under any Operative Agreement or release any collateral, or release the Lessee or any Guarantor from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Lessee or any Guarantor to the Lessor Trustee or any Trust Certificate Purchaser under the Operative Agreements. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Trust Certificate Purchasers and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Section 9.4 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and is entitled to advice of counsel concerning all matters pertaining to its duties. The Agent is not responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 9.5 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates will be (a) liable for any action lawfully taken or omitted to be taken by it or any other Person under or in connection with this Agreement or any other Operative Agreement (except for its own gross negligence or willful misconduct), or (b) responsible in any manner to any Trust Certificate Purchaser for any recitals, statements, representations or warranties made by any other Person under or in connection with this Agreement or any other Operative Agreement or any of its officers in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement, for the perfection, non-perfection or priority of any Lien or security interest, or for any failure of any other Person to perform its obligations under this Agreement or any other Operative Agreement. The Agent is under no obligation to any Trust Certificate Purchaser to ascertain or to inquire as to the observance or performance of any agreement in or condition of this Agreement or any other Operative Agreement, or to inspect the properties, books or records of any Person.

     Section 9.6 Reliance by the Agent. The Agent may rely, and will be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, message, statement, order or other document or any conversation it believes to be genuine and correct and to have been signed, sent, made or spoken by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to any other Person), independent accountants, and any other expert it selects. The Agent may treat any Trust Certificate Purchaser which is a party to this Agreement as a Trust Certificate Purchaser for all purposes unless a written notice of assignment or transfer of such Trust Certificate Purchaser's interest has been delivered to the Agent. The Agent is fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it has first received any advice or concurrence of the Majority Certificate Holders or all Certificate Holders, as the case may be, as it deems appropriate or it has first been indemnified to its satisfaction by the Trust Certificate Purchasers against any and all liability and expense that it may incur by reason of taking or continuing to take any such action. The Agent is in all cases fully protected in acting, or in refraining from acting, under this Agreement or any other Operative Agreement in accordance with a request of the Majority Certificate Holders or all Certificate Holders, as the case may be, and any action taken or failure to act pursuant thereto is binding upon all the Trust Certificate Purchasers and all future Certificate Holders.

     Section 9.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from a Trust Certificate Purchaser, the Lessor Trustee, the Lessor or a Guarantor referring to this Agreement, describing the Default or Event of Default, and identified as a default notice. The Agent will take such action with respect to such Default or Event of Default as the Majority Certificate Holders reasonably direct; provided, that unless and until the Agent receives such direction, the Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it deems advisable in the best interests of the Trust Certificate Purchasers. Nothing in this Section 9.7 limits (a) the rights of the Majority Certificate Holders to elect remedies under the Operative Agreements or (b) the rights of the Majority Certificate Holders or all Certificate Holders, as the case may be, set forth in this Agreement.

     Section 9.8 Non-Reliance on the Agent and Other Trust Certificate Purchasers. Each Trust Certificate Purchaser acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no further act by the Agent, including without limitation any review of the affairs of any other Person, will constitute any representation or warranty by the Agent to any Trust Certificate Purchaser. Each Trust Certificate Purchaser represents to the Agent that it has, independently and without reliance upon the Agent or any other Trust Certificate Purchaser, and based on the documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessee and the Guarantors and made its own decision to make its Commitment and enter into this Agreement. Each Trust Certificate Purchaser also represents that it will, independently and without reliance on the Agent or any other Trust Certificate Purchaser, and based on whatever documents and information it deems appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessee and the Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Trust Certificate Purchasers by the Agent hereunder, the Agent has no duty or responsibility to provide any Trust Certificate Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessee or any Guarantor that may come into the possession of the Agent or any of its officers, directors, employees, agent, attorneys-in-fact or Affiliates.

     Section 9.9 Indemnification. The Trust Certificate Purchasers will indemnify the Agent, in its capacity as such (to the extent it is not reimbursed by the Lessee or the Guarantors and without limiting the obligation of the Lessee or the Guarantors to do so), ratably according to their Commitments on the date on which indemnification is sought (or, if indemnification is sought after the date on which the Trust Certificates are paid in full, ratably in accordance with their Commitments immediately prior to such payment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Trust Certificate) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to in any Operative Agreement or the transactions contemplated by the Operative Agreements, or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Trust Certificate Purchaser will be liable for the payment of any portion of any liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section 9.9 shall survive the payment in full of the Trust Certificates and all other amounts payable hereunder.

     Section 9.10 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Lessee or any Guarantor as though the Agent were not the Agent hereunder and under the other Operative Agreements. With respect to its portion of the Trust Certificates issued to it, the Agent has the same rights, obligations and powers under this Agreement and the other Operative Agreements as any Trust Certificate Purchaser and may exercise those rights and powers as though it were not the Agent, and the terms "Trust Certificate Purchaser" and "Certificate Holder" include the Agent in its individual capacity.

     Section 9.11 Successor Agent. The Agent may resign at any time upon 30 days' notice to the Trust Certificate Purchasers and, so long as no Default or Event of Default has occurred and is continuing, to the Lessee. If the Agent resigns under this Agreement, the Majority Certificate Holders shall appoint from among the Trust Certificate Purchasers a successor Agent, subject to the approval, so long as no Default or Event of Default has occurred and is continuing, of the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Trust Certificate Purchasers and subject to the approval, so long as no Default or Event of Default has occurred and is continuing, of the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent from among the Trust Certificate Purchasers (or another Person acceptable to the Majority Certificate Holders). If no successor Agent has accepted appointment as the Agent by the date which is 30 days following a resigning Agent's notice of resignation, the resigning Agent's notice of resignation will thereupon become effective and the Trust Certificate Purchasers shall perform all of the duties of the Agent until such time, if any, as the Majority Certificate Holders appoint a successor Agent, in the manner provided for above. Upon the effective date of the Agent's resignation, only a successor Agent may succeed to all the rights, powers and duties of the resigning Agent, the term "Agent" shall mean the successor Agent, and the resigning Agent's rights, powers and duties in its capacity as Agent will be terminated. After any agent resigns as the Agent, the provisions of Section 9 shall inure to its benefit as to any actions taken or permitted to be taken by it while it was the Agent under this Agreement.

     Section 9.12 The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of any of the Equipment being held by the Agent under any Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining to the Equipment, it being understood and agreed that the Lessee is responsible for preserving all rights in the Equipment, and the Agent shall be relieved of all responsibility for the Equipment upon surrendering it or tendering the surrender of it to the Lessee. The Agent will have exercised reasonable care in the custody and preservation of any of the Equipment in its possession if such Equipment is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than that employed by a reasonable and prudent Agent in the industry, it being understood that the Agent is not responsible for taking any steps to preserve rights in the Equipment against any Person.

SECTION 10. MISCELLANEOUS.

     Section 10.1 Amendments. This Agreement may, from time to time and at any time, be amended or supplemented only in accordance with Section 9.3.

     Section 10.2 Notices. All notices and other communications provided for herein (unless otherwise provided for by the specific provisions hereof) shall be in writing. Notices and other communications shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or otherwise actually received or five days after being deposited in the United States mail, certified, return receipt requested, postage prepaid, or when sent by facsimile (with receipt of such facsimile confirmed by telephone and a copy of such notice or communication sent by a prepaid courier having a national reputation for reliability (e.g., Federal Express)) to the parties hereto at their addresses set forth on Schedule I
                                                                ----------
hereto in the case of the Trust Certificate Purchasers, and beneath their respective signatures below, in the case of the other parties hereto, or at such other place as any such party may designate by notice duly given in accordance with this Section to the other parties.

     Section 10.3 Survival. All warranties, representations and covenants made by any party herein or in any certificate or other instrument delivered by any party to any other party under this Agreement shall be considered to have been relied upon by such other party and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by such other party or on behalf of such other party. All statements in any such certificate or other instrument by the Lessor Trustee or the Lessee, or on behalf of the Lessor Trustee or the Lessee, under this Agreement shall constitute warranties and representations by the Lessor Trustee or, as the case may be, the Lessee hereunder. All unperformed Obligations, including, without limitation, indemnification Obligations, shall survive the expiration or earlier termination of the Lease Term.

     Section 10.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns including each successive holder of any Trust Certificate issued and delivered pursuant to this Agreement and the Trust Agreement whether or not an express assignment to any such holder of rights under this Agreement has been made.

     Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding its choice-of-law principles that would require the application of the laws of another jurisdiction).

     Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

     Section 10.7 Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof and any reference to numbered Sections, unless otherwise indicated, are to Sections of this Agreement.

     Section 10.8  Limitations of Liability.

           (a) Liabilities of the Trust Certificate Purchasers. No Trust Certificate Purchaser shall have any obligation or duty to the Lessee, to any other Trust Certificate Purchaser or to others with respect to the transactions contemplated hereby except those obligations or duties of such Trust Certificate Purchaser expressly set forth in this Agreement and the other Operative Agreements and no Trust Certificate Purchaser shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Trust Certificate Purchaser be liable to the Lessee, nor shall any Trust Certificate Purchaser be liable to any other Trust Certificate Purchaser, for any action or inaction on the part of the Lessor Trustee, the Agent or any other Trust Certificate Purchaser in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Lessor Trustee, the Agent or any other Trust Certificate Purchaser.

           (b) No Recourse to Wells Fargo Bank Northwest, National Association. It is expressly understood and agreed among the Lessor Trustee, the Lessee and the Trust Certificate Purchasers and any Certificate Holder and their respective successors and assigns that, subject to the proviso to this paragraph, this Agreement is (except as otherwise expressly provided herein) executed by Wells Fargo Bank Northwest, National Association, not individually or personally but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee, that each and all of the representations, warranties, undertakings and agreements herein made on the part of the Lessor Trustee are made and intended not as personal representations, warranties, undertakings and agreements by Wells Fargo Bank Northwest, National Association or for the purpose or with the intention of binding Wells Fargo Bank Northwest, National Association personally, but are made and intended for the purpose of binding only the Lessor Trust Estate, that this Agreement is executed and delivered by Wells Fargo Bank Northwest, National Association solely in the exercise of the powers expressly conferred upon Wells Fargo Bank Northwest, National Association as trustee under the Trust Agreement, that actions to be taken by the Lessor Trustee pursuant to its obligations hereunder may be taken by the Lessor Trustee only upon specific authority of the Certificate Holders, that nothing contained herein shall be construed as creating any liability of Wells Fargo Bank Northwest, National Association, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wells Fargo Bank Northwest, National Association, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Lessee, each Trust Certificate Purchaser and any Certificate Holder and any person claiming by, through or under such persons, and that so far as Wells Fargo Bank Northwest, National Association, individually or personally is concerned, subject to the proviso to this paragraph, the Lessee, each Trust Certificate Purchaser and any Certificate Holder and any person claiming by, through or under such persons shall look solely to the Lessor Trust Estate for the performance of any obligation of Wells Fargo Bank Northwest, National Association under this Agreement; provided, however, that nothing in this Section 10.8 shall be construed
     (i) to limit in scope or substance those representations, warranties, undertakings and agreements of Wells Fargo Bank Northwest, National Association made expressly in its individual capacity set forth in
     Section 3.1 or the indemnities of Wells Fargo Bank Northwest, National Association in its individual capacity set forth in Section 7, or (ii) to relieve Wells Fargo Bank Northwest, National Association from liability for its own willful misconduct or gross negligence. The term "Lessor Trustee" as used in this Agreement shall include any trustee succeeding Wells Fargo Bank Northwest, National Association as trustee under the Trust Agreement.

     Nothing contained in this Agreement shall restrict the operation of the provisions of the Trust Agreement, including, without limitation, the resignation or removal of the Lessor Trustee thereunder.

     Section 10.9 Transactional Expenses. The Lessee will pay all expenses relating to the transactions contemplated by this Agreement, including without limitation: (a) the fees and expenses of Thelen Reid & Priest LLP, special counsel for the Trust Certificate Purchasers, and any local counsel reasonably engaged by such counsel; (b) the cost of delivering to or from the home office of each Trust Certificate Purchaser from or to the Lessor Trustee, insured to the satisfaction of such Trust Certificate Purchaser, the Trust Certificates issued to such Trust Certificate Purchaser on the Closing Date and any Trust Certificates surrendered pursuant to the Trust Agreement and the Trust Certificates issued in substitution or replacement for the surrendered Trust Certificates; (c) all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement, the Trust Certificates and the other Operative Agreements; (d) the ongoing expenses of the Lessor Trustee and the Trust Certificate Purchasers, including without limitation, fees and expenses of their counsel, in connection with the administration of the transactions contemplated by this Agreement, including without limitation, any amendments, waivers or consents requested by any party in connection with any of the Operative Agreements and all recording and filing fees, stamp taxes and other recording or filing taxes in connection with the recordation or filing of any such amendments, waivers and consents and in connection with any continuation statements or other documents filed to maintain and protect the rights of the parties under the Operative Agreements; (e) the initial and annual fees of the Lessor Trustee in advance for the entire Lease Term and ongoing fees and expenses of the Lessor Trustee under the Trust Agreement, including fees and expenses incurred in connection with the enforcement of the obligations of the Lessee and the Guarantors under the Operative Agreements; (f) the fees and out of pocket expenses of Fleet Capital Corporation, as arranger, in connection with the transactions contemplated hereby, including without limitation, the fees specified in Section 4.1(o) and the out of pocket costs and expenses incurred in replacing any Certificate Holder after the Closing Date; (g) the fees and expenses relating to the Appraisal and (h) any other reasonable out of pocket costs and expenses of Fleet Capital Corporation, as arranger, the Agent or the Trust Certificate Purchasers in connection with the consummation of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first above written.

LESSEE                               MAIL-WELL I CORPORATION


                                     By:
                                        ------------------------------------
                                        Robert Meyer
                                        Vice President-Treasurer & Tax

                                           8310 South Valley Highway
                                           Suite 400
                                           Englewood, Colorado 80112
                                           Attention: General Counsel
                                           Telecopy: 303-397-7400





           [Second Amended and Restated Participation Agreement]

LESSOR TRUSTEE                    WELLS FARGO BANK NORTHWEST,
                                   NATIONAL ASSOCIATION, as trustee
                                   under MW 1997-1 Trust and, to the extent expressly provided above, individually


                                  By:
                                     ----------------------------------------
                                     C. Scott Nielsen
                                     Vice President

                                        299 South Main Street, 12th Floor
                                        MAC: U1228-120
                                        Salt Lake City, UT 84111
                                        Attention: Corporate Trust Department
                                        Telecopy: 801-246-5053






             [Second Amended and Restated Participation Agreement]

AGENT                                FLEET CAPITAL CORPORATION


                                     By:
                                        ------------------------------------
                                        Peter Salvadore
                                        Vice President





             [Second Amended and Restated Participation Agreement]

TRUST CERTIFICATE PURCHASER          FLEET NATIONAL BANK


                                     By:
                                        ------------------------------------
                                        Edward W. O'Brien
                                        Banking Officer





             [Second Amended and Restated Participation Agreement]

TRUST CERTIFICATE PURCHASER          ORIX FINANCIAL SERVICES, INC.


                                     By:
                                        ------------------------------------
                                        Mark Kassis
                                        Senior Vice President





             [Second Amended and Restated Participation Agreement]

TRUST CERTIFICATE PURCHASER          U.S. BANK, NATIONAL ASSOCIATION


                                     By:
                                        ------------------------------------
                                     Its:
                                        ------------------------------------




             [Second Amended and Restated Participation Agreement]

                                  ANNEX I
                                  -------

                                DEFINITIONS

                              MW 1997-1 TRUST
                              ---------------

RULES OF INTERPRETATION

     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Definition Annex and the provisions of the main body of any Operative Agreement, the provisions of the main body of the Operative Agreement shall control the construction of the Operative Agreement.

     Unless the context otherwise requires, (i) references to an agreement shall be deemed to mean that agreement as it has been and may be amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS

     "Account" shall mean the account identified by the Lessor Trustee into which all payments by the Lessee under the Operative Agreements shall be made, unless otherwise expressly provided. The Account shall be specified on
Schedule II to the Participation Agreement.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Additional Collateral" is defined in Section 23.2 of the Lease.

     "Adjusted LIBOR" shall mean a rate per annum determined in accordance with the following formula:

                    Adjusted LIBOR =          LIBOR
                                     -----------------------
                                     100%-Reserve Percentage

          "Reserve Percentage" shall mean, for, the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period.

          "LIBOR" shall mean, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Wells Fargo Bank Northwest, National Association at 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by three or more major banks in the interbank eurodollar market selected by Wells Fargo Bank Northwest, National Association for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Trust Certificates to be outstanding for such Interest Period.

          "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets, a division of Dow Jones & Company, Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Advance" is defined in Section 1.1 of the Participation Agreement.

     "Adverse Determination" shall mean a determination by any Trust Certificate Purchaser or Certificate Holder with respect to any Interest Period that (i) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which LIBOR is to be determined hereunder for such Interest Period, (ii) United States Dollar deposits in the principal amount of its Trust Certificate are not generally available in the London interbank market for a period equal to such Interest Period, (iii) LIBOR as determined hereunder for such Interest Period, after taking into account payments to be made by the Lessee pursuant to Section 6.5 of the Participation Agreement, will not adequately and fairly reflect the cost to such Trust Certificate Purchaser or Certificate Holder of funding the indebtedness evidenced or to be evidenced by its Trust Certificates, or (iv) the making or continuation by such holder of a loan bearing interest calculated with reference to LIBOR shall, as a result of any change in any law or regulation or in the interpretation thereof by any Governmental
Authority charged with the administration or interpretation thereof, be unlawful or impermissible.

     "Affiliate" shall mean, with respect to any Person, a second Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under a common control with, the first Person, (ii) which beneficially owns or holds 5% or more (by number of votes) of any class of the Voting Stock of the first Person or (iii) 5% or more (by number of votes) of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the first Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, membership interests, partnership interests, by contract or otherwise.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid by the recipient (less any Tax savings realized and the present value of any Tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agent" shall mean Fleet Capital Corporation, as agent for the Trust Certificate Purchasers pursuant to the Participation Agreement, or any successor agent appointed in accordance with the terms of the Participation Agreement.

     "Alterations" shall have the meaning assigned thereto in Section 10.2 of the Lease.

     "Alternate Rate" shall mean, for any Interest Period, a per annum rate equal to the Prime Rate from time to time in effect for such Interest Period.

     "Amended and Restated Equipment Lease" shall mean the Amended and Restated Equipment Lease, dated as of July 1, 2000, between the Original Lessor
Trustee, as lessor, and the Lessee, as lessee.

     "Amended and Restated Guaranty Agreement" shall mean the Amended and Restated Guaranty Agreement, dated as of July 1, 2000, among the Existing Guarantors, the Lessee, the Original Lessor Trustee and the Existing Certificate Purchasers.

     "Amended and Restated Participation Agreement" shall mean the Amended and Restated Participation Agreement, dated as of July 1, 2000, among the
Lessee, the Original Lessor Trustee and the Existing Certificate Purchasers.

     "Amended and Restated Trust Agreement" shall mean the Amended and Restated Lessor Trust Agreement, dated as of July 1, 2000, among the Original Lessor Trustee and the Existing Certificate Purchasers.

     "Applicable Law" shall mean all applicable laws, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority.

     "Applicable Margin" shall mean, with respect to any Interest Period,
(i) for any Series A or Series B Trust Certificate, an amount to be determined for such Interest Period in accordance with the following schedule:

IF FIXED CHARGE COVERAGE RATIO IS:    LEVEL OF APPLICABLE MARGINS:
---------------------------------     ---------------------------
> 1.50:1.00                           Level I
-
> 1.25:1.0, but < 1.50:1.00           Level II
-
< 1.25:1.00                           Level III

           LOAN                           APPLICABLE MARGINS
           ----                           ------------------
                        Level I              Level II         Level III
                        -------              --------         ---------
LIBOR Revolving Loans    3.00%                 3.25%            3.50%

     "Appraisal" shall mean an appraisal of the current fair market value of the Equipment and the estimated future fair market value of such Equipment at the end of the Lease Term, which appraisal complies in all material respects with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, and is addressed to the Lessor Trustee, the Trust Certificate Purchasers and the Lessee. The Appraisal shall be prepared by DoveBid Valuation Services, Inc.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the States of Utah, Rhode Island, New York or Massachusetts (or, in the event the Lessor Trustee receives and disburses funds in a location other than the State of Washington, such other location), or with respect to the definition of "Adjusted LIBOR", London, U.K., are authorized or permitted to be closed in observance of a legal holiday.

     "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capitalized Transaction Costs" shall mean (i) Fleet Capital Corporation's arrangement fee, payable pursuant to the letter from Fleet Capital
Corporation to the Lessee, dated [AUGUST 5], 2002, (ii) the Agent's annual fees in advance for the entire Lease Term, payable pursuant to the letter from Fleet Capital Corporation to the Lessee, dated [AUGUST 5], 2002, (iii) the Trust Certificate Purchasers' upfront fees, [PAYABLE PURSUANT TO THE CONFIDENTIAL INFORMATION MEMORANDUM DATED JUNE, 2002], and (iv) the accrued transactional expenses specified in Section 10.9 of the Participation Agreement.

     "Casualty" with respect to an Item of Equipment shall mean any of the following events: (i) the actual or constructive total loss of such Item of Equipment; (ii) such Item of Equipment shall become destroyed or damaged beyond repair; (iii) the condemnation, confiscation, requisition or taking of title to such Item of Equipment by the United States government or any agency or instrumentality thereof or any other United States state or local government or any agency or instrumentality thereof; or (iv) the condemnation, confiscation, requisition or taking of use of such Item of Equipment by the United States government or any agency or instrumentality thereof or any United States state or local government or any agency or instrumentality thereof for a period that extends beyond the end of the Lease Term.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Certificate Holder" shall mean the holder of any Trust Certificate issued and outstanding under the Trust Agreement.

     "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

     "Closing Date" shall have the meaning specified in Section 1.2 of the Participation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and regulations promulgated thereunder.

     "Commitment" shall mean, with respect to each Trust Certificate Purchaser, the commitment amount set forth opposite its name on Schedule I to the Participation Agreement.

     "Credit Agreement" shall have the meaning assigned thereto in Section 6 of the Guaranty Agreement.

     "Debt" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by it (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capital Lease obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by it (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) of this definition.

Debt of any Person includes all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "Dollars" or "$" shall mean the lawful currency of the United States of America.

     "Employee Benefit Plan" means an "employee benefit plan" as defined in
Section 3 of ERISA.

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


     "Equipment" shall mean all the Items of Equipment.

     "Equipment Lease" means the Lease.

     "Equipment Cost" for an Item of Equipment shall mean the Equipment Cost for such Item of Equipment specified therefor in the Lease Supplement delivered in connection therewith, which amount shall be a portion of the aggregate of all Advances made on the Closing Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and any regulations promulgated thereunder.

     "ERISA Group" means the Lessee and the Guarantors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee and Guarantors, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001(a)(14) of ERISA.

     "Event of Default" shall have the meaning assigned thereto in Section 16.1 of the Lease.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Existing Certificate Purchasers" shall mean the Persons party to the Amended and Restated Participation Agreement as "Trust Certificate Purchasers."

     "Existing Guarantors" means the "Guarantors" under the Existing Guaranty.

     "Existing Operative Agreements" shall mean "Operative Agreements" as defined in the Amended and Restated Participation Agreement.

     "Existing Trust Certificates" shall mean the trust certificates issued by the Original Lessor Trustee under and pursuant to the Amended and Restated Trust Agreement.

     "Expiration Date" for any Item of Equipment shall mean the last day of the Lease Term of such Item.

     "Fixed Charge Coverage Ratio" is defined in Section 6 of the Guaranty Agreement.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantor" shall mean each of Mail-Well and each of the other Guarantors named in the Guaranty Agreement, any corporation or other entity which joins the Guaranty Agreement pursuant to Section 20.1 of the Lease and any corporation or other entity which succeeds to any of them by merger or consolidation or which acquires all or substantially all of the assets thereof.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing (whether by reason of being a general partner of a partnership or otherwise) any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Guaranty Agreement" shall mean the Second Amended and Restated Guaranty Agreement dated as of August 6, 2002, among the Guarantors, the Lessee, the Lessor Trustee and the Trust Certificate Purchasers.

     "Guaranty Party" means the Guarantors and the Lessee.

     "Hazardous Materials" means any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

     "Hazardous Materials Laws" means all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including CERCLA, RCRA, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

     "Impositions" shall mean any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including, without limitation, (i) personal property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Equipment), and in each case all interest additions to tax and penalties thereon, assessed or imposed by any federal, state or local authority upon or with respect to (a) any Indemnified Party, the Equipment or any part thereof or interest therein, or the Lessee or any sublessee or user of the Equipment; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Equipment or any part thereof or interest therein; (c) the Trust Certificates or any indebtedness with respect to the Equipment or any part thereof or interest therein or transfer thereof; (d) the rentals, receipts or earnings arising from the Equipment or any part thereof or interest therein; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Equipment or any part thereof or interest therein upon the sale or disposition thereof; (g) the issuance of the Trust Certificates; or (h) otherwise in connection with the transactions contemplated by the Operative Agreements.

     Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not include:

          (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed by any Governmental Authority and that are based solely upon or measured by or with respect to the net income of any Indemnified Party (including, without limitation, any minimum taxes, income or capital gains Taxes, withholding Taxes, Taxes based on or measured by items of Tax preference or franchise or doing business Taxes) and any interest, additions to Tax, penalties or other charges in respect thereof; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

          (ii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 6.3(b) of the Participation Agreement, provided that the foregoing shall not limit Lessee's obligation under

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



     Section 6.3(b) of the Participation Agreement to advance to such Indemnified Party amounts with respect to Taxes that are being contested in accordance with Section 6.3(b) of the Participation Agreement or any expenses incurred by such Indemnified Party in connection with such contest;

          (iii) Taxes imposed on or with respect to or payable by a Indemnified Party resulting from, or that would not have been imposed but for the existence of, any Lessor's Lien created by or through such Indemnified Party or an Affiliate thereof and not caused by acts or omissions of Lessee; or

          (iv) any Tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of Section 6.3 of the Participation Agreement;

     Notwithstanding the foregoing, no exclusion from the definition of Impositions set forth above shall apply to any Taxes or any increase in Taxes imposed on an Indemnified Party net of any decrease in Taxes realized by such Indemnified Party, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Lessor Trustee and the Certificate Holders had advanced funds in the form of a loan secured by the Equipment in an amount equal to the Advances funded on the Closing Date, with debt service for such loan equal to the Periodic Rent payable on each Scheduled Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Advances at the end of the term of the Lease, as determined by such Indemnified Party, which determination shall be binding absent manifest error.

     "Indemnified Parties" shall mean the Lessor Trustee (both in its individual and its fiduciary capacities), the Lessor Trust Estate, each Trust Certificate Purchaser and Certificate Holder, Fleet Capital Corporation, as arranger, and the Agent, and affiliates, successors, assigns, agents, servants, officers and employees of each of the foregoing.

     "Institutional Investor" is defined in Section 2.8 of the Trust Agreement.

     "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by the Lease, and all requirements of the issuer of any such policy.

     "Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Mail-Well and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of Mail-Well and its Subsidiaries in accordance with GAAP): (a) all interest on Debt of Mail-Well and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period, provided, that this clause (b) shall not include discounts related to sales of accounts receivable.

     "Interest Period" means a period, commencing on the Closing Date and ending on September 6, 2002 and thereafter each one month period commencing on the last day of the immediately preceding period and ending on the last day of such one month period; provided that the foregoing provisions relating to Interest Periods are subject to the following:

          (i) no Interest Period may extend beyond the final maturity date of the Trust Certificates; and

          (ii) the interest rate to be applicable for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month.

     "Item of Equipment" means: (i) each item of equipment described in a Lease Supplement delivered on the Closing Date and leased by the Lessor Trustee to the Lessee under the Lease and (ii) any Replacement Equipment, and includes any appliances, parts, instruments, appurtenances, accessories or other equipment of whatever nature from time to time incorporated or installed as a part thereof (including without limitation any Alteration referred to in Section 10 of the Lease), other than any part that does not become the property of the Lessor Trustee pursuant to the provisions of Section 10.4 of the Lease.

     "Landlord Waiver" means a Landlord Waiver substantially in the form set forth in Exhibit B to the Lease.

     "Late Rate" means the Overdue Rate.

     "Lease" shall mean the Second Amended and Restated Equipment Lease, dated as of August 6, 2002, between the Lessor Trustee, as lessor, and the Lessor, as lessee.

     "Lease Balance" shall mean, as of any date of determination, an amount equal to the sum of the outstanding principal amount of the Trust
Certificates together with all accrued and unpaid interest thereon pursuant to the Trust Agreement.

     "Lease Supplement" shall mean Lease Supplement No. 1 and any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into on the date of the conveyance of any Replacement Equipment pursuant to the Lease, between the Lessor Trustee and the Lessee, covering the Equipment or such Replacement Equipment, as the case may be.

     "Lease Supplement No. 1" means the Lease Supplement No. 1 dated the Closing Date between the Lessor Trustee and the Lessee.

     "Lease Term" shall mean the full term of the Lease with respect to each Item of Equipment, commencing on the Closing Date and ending on August 6, 2007.

     "Lessee" shall mean Mail-Well I Corporation, a Delaware corporation, any permitted assigns and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof.

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



     "Lessee Agreements" shall mean the Operative Agreements to which the Lessee is a party.

     "Lessor Trust" shall have the meaning specified in the Trust Agreement.

     "Lessor Trust Estate" shall mean all the estate, right, title and interest of the Lessor Trustee in, to and under the Equipment, the Additional
Collateral and the Operative Agreements including, without limitation, all Advances by the Trust Certificate Purchasers, all installments and other payments of Rent (including, without limitation, Stipulated Loss Values and the Lease Balance), insurance proceeds, condemnation awards, purchase price and sale proceeds, and all other proceeds of any kind for or with respect to the Equipment and the Operative Agreements.

     "Lessor Trustee" and "Lessor" shall mean Wells Fargo Bank Northwest, National Association in its capacity as trustee under MW 1997-1 Trust created by the Trust Agreement and its successors in trust thereunder.

     "Lessor Trustee Agreements" shall mean the Operative Agreements to which Wells Fargo Bank Northwest, National Association, either individually or as Lessor Trustee, is a party.

     "Lessor Trustee Liens" shall mean Liens attributable to the Lessor Trustee.

     "Lessor's Liens" means any Liens arising as a result of (i) claims against or affecting the Lessor Trustee, Wells Fargo Bank Northwest, National Association, or any Trust Certificate Purchaser not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor Trustee, Wells Fargo Bank Northwest, National Association or any Trust Certificate Purchaser not related to the transactions contemplated by the Operative Agreements or not contemplated by the Operative Agreements, or (iii) taxes imposed against the Lessor Trustee, Wells Fargo Bank Northwest, National Association or any Trust Certificate Purchaser which Lessee has not agreed to indemnify against pursuant to the Participation Agreement or the Lease, or (iv) claims against the Lessor Trustee, Wells Fargo Bank Northwest, National Association or any Trust Certificate Purchaser arising out of the voluntary transfer (which transfer shall be made without the consent, whether or not required, of Lessee) of all or any part of its interest in the Equipment, other than a transfer pursuant to Sections 14 or 16 of the Lease.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "Mail-Well" is defined in the first recital of the Guaranty Agreement.

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


     "Majority Certificate Holders" means at any time Certificate Holders then holding in excess of 50% of the then aggregate outstanding principal amount of the Trust Certificates.

     "Material Adverse Effect" means, for any Person, an effect, resulting from any occurrence of whatever nature (including without limitation an adverse determination in any litigation, arbitration, or governmental investigation or proceeding), materially adverse to:

          (a) the business assets, revenues, financial condition, operations, or prospects of the Person,

          (b) the ability of the Person to make any payment when due or perform any other material obligation (including without limitation, its duties under the Operative Agreements), or

          (c) the validity or enforceability of the Operative Agreements.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Current Liabilities in excess of $5,000,000.

     "Maximum Lessee Risk Amount" for any Item of Equipment shall mean an amount equal to the product of (i) the percentage set forth in Schedule 2 to the Lease Supplement covering such Item of Equipment under the caption "Maximum Lessee Risk Percentage," multiplied by (ii) the Equipment Cost of such Item of Equipment.

     "Multiemployer Plan" means any, multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Non-U.S. Person" is defined in Section 2.9 of the Trust Agreement.

     "Obligations" shall mean all obligations (monetary or otherwise) of Lessee arising under or in connection with any of the Operative Agreements.

     "Officer's Certificate" shall mean a certificate signed in the case of a corporation by the Chairman of the Board, the President, any Vice President or Senior Vice President, or the Treasurer of such corporation, in the case of a partnership by the Chairman of the Board, the President, any Vice President or Senior Vice President, or the Treasurer of a corporate general partner, and in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors or Trustees, the President, any Vice President, the Treasurer, any Executive or Senior Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Operative Agreements" means the Trust Agreement, the Participation Agreement, the Lease, each Lease Supplement, the Guaranty Agreement and the Trust Certificates outstanding at the time of reference.

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


     "Original Certificate Purchasers" means the Persons party to the Original Participation Agreement as "Trust Certificate Purchasers."

     "Original Guarantors" means the "Guarantors" under the Original Guaranty.

     "Original Equipment Lease" means the Equipment Lease, dated as of December 15, 1997, between the Original Lessor Trustee, as lessor, and the Lessee, as lessee.

     "Original Guaranty Agreement" means the Guaranty Agreement, dated as of December 15, 1997, among the Original Guarantors, the Lessee, the Original Lessor Trustee and the Original Certificate Purchasers.

     "Original Lessor Trustee" means the "Lessor Trustee" as defined in the Amended and Restated Participation Agreement.

     "Original Participation Agreement" means the Participation Agreement, dated as of December 15, 1997, among the Lessee, the Original Lessor Trustee and the Original Certificate Purchasers.

     "Original Trust Agreement" means the Lessor Trust Agreement, dated as of December 15, 1997, among the Original Lessor Trustee and the Original Certificate Purchasers.

     "Other Pension Plan" means an employee pension benefit plan (other than a Material Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     "Overdue Rate" means, for any period, the lesser of (i) the maximum rate permitted by Applicable Law, and (ii) with respect to any amounts payable on the Trust Certificates, the rate per annum equal to the sum of 2 percentage points plus the interest rate borne by the applicable Trust Certificates for such period, and for any other amounts, the rate per annum equal to the sum of 2 percentage points plus the interest rate borne by the Series B Trust Certificates for such period.

     "Participation Agreement" shall mean the Second Amended and Restated Participation Agreement dated as of August 6, 2002 among the Lessee, the Lessor Trustee and the Trust Certificate Purchasers.

     "Parts" shall have the meaning assigned thereto in Section 10.1 of the Lease.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Periodic Rent" for an Item of Equipment shall mean, as determined as of any Scheduled Payment Date, the sum of (a) the product of (i) the Periodic Rent Factor for such Scheduled Payment Date set forth in Schedule 3 to the Lease Supplement covering such Item of Equipment, multiplied by (ii) the Equipment Cost of such Item of Equipment, plus (b) the product of (y) interest due on the Trust Certificates, determined in accordance with
Section 2 of the

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

Participation Agreement and excluding (A) any interest at the applicable Overdue Rate on any installment of Periodic Rent not paid when due and (B) any fine, penalty, interest or cost assessed or added under any agreement with a third party for nonpayment or late payment of Periodic Rent, multiplied by (z) a fraction, the numerator of which is an amount equal to the Equipment Cost of such Item of Equipment and the denominator of which is an amount equal to the Equipment Cost of all Equipment then subject to the Lease (including such Item of Equipment).

     "Permitted Contest" shall mean a good faith contest in a manner which each Indemnified Party determines will be conducted so as to prevent the imposition of any criminal penalty on, or adverse effect on the title, property or right of, such Indemnified Party, of the legality or validity of any of the taxes, assessments, levies, fees or other governmental charges, or other claims, Liens or impositions which, under the terms of the Lease or the Participation Agreement, are required to be paid or discharged by the Lessee, the Lessor Trustee or any Certificate Holder, as the case may be, but for such contest.

     "Permitted Liens" with respect to the Equipment or the Additional Collateral, shall mean any of the following:

          (i) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

          (ii) Liens for Taxes that either are not yet subject to interest or penalties or are being contested in accordance with the provisions of Section 12.1 of the Lease;

          (iii) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens in connection with any Alterations or arising in the ordinary course of business for amounts that either are not more than 60 day past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings set forth in
     Section 12.1 of the Lease;

          (iv) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings set forth in Section 12.1 of the Lease; and

          (v) Lessor's Liens.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an Employee Benefit Plan maintained or funded by any member of the ERISA Group.

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


     "Prime Rate" shall mean that rate established from time to time by Wells Fargo Bank Northwest, National Association as Wells Fargo Bank Northwest, National Association's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Wells Fargo Bank Northwest, National Association for commercial or other extensions of credit.

     "Purchase Price" with respect to the Equipment shall mean an amount equal to the aggregate Purchase Price of all Items of Equipment then subject to the Lease (immediately prior to the subject purchase or sale). The "Purchase Price" with respect to any Item of Equipment shall mean an amount equal to the product of (i) the percentage set forth in Schedule 2 to the Lease Supplement covering such Item of Equipment under the caption "Purchase Price Percentage," multiplied by (ii) the Equipment Cost of such Item of Equipment.

     "Qualified Institutional Buyer" has the meaning specified in Rule 144A or any successor rule promulgated under the Act.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq.

     "Register" shall have the meaning assigned thereto in Section 2.3 of the Trust Agreement.

     "Rent" shall mean Periodic Rent and Supplemental Rent.

     "Replacement Equipment" shall mean any printing equipment conveyed to the Lessor Trustee pursuant to Section 14.2 of the Lease in replacement or substitution of an Item of Equipment leased thereunder.

     "Requirements of Law" shall mean, as to any Person (a) its partnership agreement, certificate of incorporation, bylaws or other organizational or governing documents, and (b) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Equipment or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Equipment or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 et seq. and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Hazardous Materials Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to such Person affecting the Equipment.

     "Responsible Officer" means, (a) with respect to Mail-Well or any of its Subsidiaries, the chief executive officer or a senior vice president of Mail-Well or such Subsidiary, or any other officer having substantially the same authority and responsibility as a chief executive officer or a senior vice president; or, with respect to compliance with financial covenants, the chief financial officer, treasurer or controller of Mail-Well or such Subsidiary, or any other officer having substantially the same authority and responsibility and (b) as it applies to any other Person, any officer who, in the normal performance of such officer's operational responsibilities, would have knowledge of the requirements of the Operative Agreements.

     "Rule 144A" shall mean Rule 144A under the Act.

     "Rule 144A Information" shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Act (or any successor provision thereto).

     "Scheduled Payment Date" means during the Lease Term, the last day of each Interest Period.

     "Security" shall have the same meaning as in Section 2(a)(1) of the Act.

     "Separate Account" means a "separate account" as defined in Section 3 of ERISA.

     "Series A Trust Certificates" shall mean the Variable Rate Trust Certificates, designated "Series A," issued by the Lessor Trustee under the Trust Agreement.

     "Series B Trust Certificates" shall mean the Variable Rate Trust Certificates, designated "Series B," issued by the Lessor Trustee under the Trust Agreement.

     "Site" means the parcel or parcels of land on which any Item of Equipment is located.

     "Stipulated Loss Value" with respect to an Item of Equipment shall mean an amount equal to the sum of (a) the product of (i) the then outstanding principal amount of the Trust Certificates, multiplied by (ii) a fraction, the numerator of which is an amount equal to the Equipment Cost of such Item of Equipment and the denominator of which is the aggregate Equipment Cost of all Equipment then subject to the Lease (including such Item of Equipment) determined as of the Trust Certificate Payment Date occurring immediately prior to the date that Stipulated Loss Value is calculated (or, if such date is a Trust Certificate Payment Date, then determined as of such Trust Certificate Payment Date), plus (b) all accrued and unpaid interest thereon.

     "Subordinated Debt Documents" means any documents and instruments evidencing (i) the 8-3/4% Senior Subordinated Notes due 2008 of the Lessee or
(ii) the 5% Convertible Subordinated Notes due 2002 of Mail-Well.

     "Subsidiary" is defined in Section 6 of the Guaranty Agreement.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Periodic Rent) which the Lessee is obligated to pay under the Lease or any other Operative Agreement to the Lessor Trustee, any Certificate Holder or any other Person, including, without limitation, Stipulated Loss Values, the Lease Balance and indemnity amounts.

     "Tax" shall have the meaning specified in the definition of "Impositions."

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     "Trust Agreement" shall mean the Second Amended and Restated Lessor Trust
Agreement, dated as of August 6, 2002, between the Trust Certificate
Purchasers and the Lessor Trustee.

     "Trust Certificate Payment Date" shall mean the last day of each Interest Period to and including the stated maturity of the Trust Certificates.

     "Trust Certificate Purchasers" shall mean the Trust Certificate Purchasers named in the Participation Agreement, and their successors and assigns, including successive holders of the Trust Certificates.

     "Trust Certificates" shall mean the Series A Trust Certificates and the Series B Trust Certificates issued by the Lessor Trustee under and pursuant to the Trust Agreement.

     "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "Unanimous Vote Matters" is defined in Section 9.3(b) of the Participation Agreement.

     "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

     "U.S. Person" is used as defined in Section 7701(a)(30) of the Code.

     "U.S. Subsidiary" is defined in Section 6 of the Guaranty Agreement.

     "Voting Stock" shall mean Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-Owned Subsidiary" is defined in Section 6 of the Guaranty
Agreement.

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